Exhibit 10.2

March 9, 2021

PERSONAL AND CONFIDENTIAL

A.G.P./Alliance Global Partners

590 Madison Avenue

New York, New York 10022

Attention: David Bocchi

Dear David:

1. OpGen, Inc. (the “Company”) hereby retains A.G.P./Alliance Global Partners (“AGP”) to serve as financial advisor to the Company in connection with the investment banking and financial advisory services described below for a period ending on March 15, 2021.

2. In such capacity, AGP has provided advice with respect to such financial matters as the Company has requested, including without limitation matters relating to capital raising, whether from institutional, retail or other investors or lenders or from the private placement or exchange of debt instruments, equity securities or equity-linked securities. Each of AGP and the Company agree that AGP’s services have been fully performed as of the date hereof. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in that certain Warrant Exercise Agreement, dated as of March 9, 2021, by and between the Company and the Holder named on the signature page thereto.

3. AGP has been retained to serve as financial advisor solely to the Company, and it is agreed that the engagement of AGP has not, and shall not be deemed to be, on behalf of, and is not intended to confer rights or benefits upon any shareholder or creditor of the Company or upon any other person or entity. No one other than the Company is authorized to rely upon this engagement of AGP or any statements, conduct or advice of AGP, and no one other than the Company is intended to be a beneficiary of this engagement. All opinions, advice or other assistance (whether written or oral) given by AGP in connection with this engagement were intended solely for the benefit and use of the Company and will be treated by the Company as confidential, and no opinion, advice or other assistance of AGP shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public or other references to AGP (or to such opinions, advice or other assistance) be made without the express prior written consent of AGP. The Company hereby acknowledges that AGP is not a fiduciary of the Company. All final decisions with respect to acts of the Company or its affiliates, whether or not made pursuant to or in reliance upon information or advice furnished by AGP hereunder, shall be those of the Company or such affiliates, and AGP shall under no circumstances be liable for any expense incurred or loss suffered by the Company as a consequence of such decisions The Company understands that in rendering services hereunder AGP has not provided accounting, legal or tax advice and has relied upon the advice of counsel to the Company and other advisors to the Company as to accounting, legal, tax and other matters relating to any transaction contemplated by this letter agreement (the “Agreement”).

4. For the services described above, the Company shall pay AGP a cash financial advisory fee of: (i) $300,000 when all of the Existing Warrants are exercised in full and (ii) $[200,000] when all of the New Warrants are exercised in full. The financial advisory fee shall be deemed earned when paid and shall be non-refundable. The financial advisory fee is not negotiable and is not subject to any reduction, set-off, counterclaim or refund for any reason or matter whatsoever. In addition, the Company shall reimburse AGP for its reasonable actual out of pocket expenses, including reasonable legal fees and disbursements up to a maximum aggregate amount of $15,000.

5. The Company agrees that neither AGP, nor any of its affiliates nor any officer, director, employee or agent of AGP or any of its affiliates, nor any person controlling AGP or any of its affiliates, shall have any liability to the Company for or in connection with such engagement except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company which are finally judicially determined to have resulted primarily from AGP’s bad faith or gross negligence.

6. The Company represents and warrants to AGP that this Agreement has been duly authorized and represents the legal, valid, binding and enforceable obligation of the Company.

1

7. The term of this engagement will terminate immediately upon the payment of the fees set forth in Section 4 hereof. The provisions of Sections 3, 4, 5, 6, 8, 9, 10, and 11 hereof shall survive any expiration or termination of this Agreement.

8. The Company acknowledges and agrees that AGP is a full-service securities firm which may be engaged at various times, either directly or through its affiliates, in various activities including, without limitation, securities trading, investment management, financing and brokerage activities and financial advisory services for companies, governments and individuals. In the ordinary course of these activities, which may conflict with the interests of the Company, AGP and its affiliates from time-to-time may: (i) effect transactions for its own account or the accounts of its clients and hold long or short positions in debt or equity securities or other financial instruments (or related derivative instruments) of the Company or other parties which may be the subject of this engagement; (ii) have had confidential discussions with, and provided information to, clients, potential clients, financial investors or other parties in the Company’s industry (including competitors) regarding various market and strategic matters (including potential strategic alternatives or transactions that may involve the Company); and/or (iii) have performed, or sought to perform, various investment banking, financial advisory or other services for clients who may have conflicting interests with respect to the Company.

9. The terms and provisions of this Agreement are solely for the benefit of the Company and AGP and their respective successors, assigns, heirs and personal representatives, and no other person or entity shall acquire or have any right by virtue of this Agreement. The Company and AGP acknowledge and agree that AGP is acting as an independent contractor, and is not a fiduciary of, nor will its engagement hereunder give rise to fiduciary duties to, the Company or the Company’s shareholders. This Agreement represents the entire understanding between the Company and AGP with respect to AGP’s engagement hereunder, and all prior discussions are merged herein. This Agreement may be executed in two or more counterparts (including fax or electronic counterparts), all of which together will be considered a single instrument. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORKWITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS, AND MAY BE AMENDED, MODIFIED OR SUPPLEMENTED ONLY BY WRITTEN INSTRUMENT EXECUTED BY EACH OF THE PARTIES HERETO.

10. The parties hereby submit to the jurisdiction of and venue in the federal courts located in New York, New York in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby. If for any reason jurisdiction and/or venue is unavailable in such federal courts, then the parties hereby submit to the jurisdiction of and venue in the state courts located in such city in connection with any such dispute or matter. In addition, the parties hereby waive any right to a trial by jury with respect to any such dispute or matter.

If the foregoing correctly sets forth the entire understanding and agreement between AGP and the Company, please so indicate in the space provided for that purpose below and return an executed copy to us, whereupon this letter shall constitute a binding agreement as of the date first above written.

[Signature Page Follows]

2

Very truly yours,

A.G.P./ALLIANCE GLOBAL PARTNERS

By:	/s/ Thomas J. Higgins
Name: Thomas J. Higgins
Title: Managing Director

AGREED, as of March 9, 2021:

OPGEN, INC.

By:	/s/ Timothy C. Dec
Name: Timothy C. Dec
Title: Chief Financial Officer

[Signature Page to Letter Agreement]

3